Exhibit 99.1

CDK Global Announces Pricing of its

$500,000,000 5.25% Senior Notes Due 2029

HOFFMAN ESTATES, IL, May 2, 2019 – CDK Global, Inc. (“CDK”) announced today that it priced $500,000,000 aggregate principal amount of its 5.25% Senior Notes due 2029 (the “Notes”) at an issue price of 100%. The offering is expected to close on May 15, 2019 subject to customary closing conditions. The Notes will mature on May 15, 2029. The Notes have been offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. CDK expects to use the net proceeds from this offering to repay debt under its revolving credit facility and for general corporate purposes, which may include share repurchases, dividends, acquisitions, repayments of debt, and working capital and capital expenditures. The Notes will be general unsecured obligations of CDK and will not be guaranteed by any of CDK’s subsidiaries.

The Notes will not be registered under the Securities Act or the securities laws of any state or any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws and foreign securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sales of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About CDK

With more than $2 billion in revenues, CDK (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: CDK’s business outlook, including CDK’s GAAP and adjusted fiscal 2019 guidance; statements concerning CDK’s payment of dividends and the repurchase of shares, leverage targets and the funding of such dividends and repurchases; CDK’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “could,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “assumes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK’s success in obtaining, retaining and selling additional services to customers; the pricing of CDK’s products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business (such as the adverse economic impact and related uncertainty caused by the United Kingdom’s (“U.K.”) decision to leave the European Union); auto sales and advertising and related industry changes; competitive conditions; changes in regulation (including future interpretations, assumptions and regulatory guidance related in the Tax Cuts and Jobs Act); changes in technology, security breaches, interruptions, failures and other errors involving CDK’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to CDK’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of CDK’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; the onset of or developments in litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; CDK’s ability to timely and effectively implement its transformation plan; and the ability of CDK’s significant stockholders and their affiliates to significantly influence CDK’s decisions or cause it to incur significant costs.

There may be other factors that may cause CDK’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK’s reports filed with the Securities and Exchange Commission (“SEC”), including those discussed under “Part I, Item 1A. Risk Factors” in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK’s actual results to differ from any forward-looking statements contained herein. These filings can be found on CDK’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:
Katie Coleman
847.485.4650
katherine.coleman@cdk.com

Media Contact:
Roxanne Pipitone
847.485.4423
roxanne.pipitone@cdk.com